UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fiat Chrysler Automobiles N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Fiat House 25 St. James’ Street London SW1A 1HA United Kingdom	Not applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Mandatory Convertible Securities	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-199285 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 7.875% mandatory convertible securities due 2016 (the “Mandatory Convertible Securities”) of Fiat Chrysler Automobiles N.V. (the “Registrant”). For a description of the Mandatory Convertible Securities, reference is made to the information set forth under the headings “Description of the Mandatory Convertible Securities” and “Tax Consequences” in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-199285), which information is hereby incorporated herein by reference. The description of the Registrant’s Mandatory Convertible Securities included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

1.	Articles of Association of Fiat Chrysler Automobiles N.V. (incorporated by reference to Exhibit 3.1 to Fiat Chrysler Automobiles N.V.’s Registration Statement on Form F-1, filed with the SEC on December 4, 2014 (File No. 333-199285)).

2.	Form of Indenture with respect to the Mandatory Convertible Securities (incorporated by reference to Exhibit 4.4 to Fiat Chrysler Automobiles N.V.’s Registration Statement on Form F-1, filed with the SEC on December 8, 2014 (File No. 333-199285)).

3.	Form of Mandatory Convertible Security (included in Exhibit 2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2014	FIAT CHRYSLER AUTOMOBILES N.V.

	By:	/s/ Richard K. Palmer
		Name:	Richard K. Palmer
		Title:	Chief Financial Officer